EXHIBIT 23.1

The Board of Directors
Benchmark Electronics, Inc.

     We consent to the use of our reports included and/or incorporated herein by reference and to the references to our firm under the heading 'Experts' in the prospectus.

                                          KPMG LLP

Houston, Texas
July 13, 2000